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                                   EXHIBIT 1

                             Joint Filing Agreement
                          (Pursuant to Rule 13d-1(f))


          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Shoney's, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes Raymond D. Schoenbaum to file on such party's behalf any and all amendments to such Statement. Each such party undertakes to notify Raymond D. Schoenbaum of any changes giving rise to an obligation to file an amendment to Schedule 13D and it is understood that in connection with this Statement and all amendments thereto each such party shall be responsible only for information supplied by such party.

          In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 25th day of April, 1997.


                                               /s/ Betty J. Schoenbaum
                                         -----------------------------
                                               Betty J. Schoenbaum


                                           /s/   Raymond D. Schoenbaum
                                       -------------------------------
                                          Raymond D. Schoenbaum


                                       Schoenbaum Corporation


                                          By: /s/ Betty J. Schoenbaum
                                              -----------------------
                                              Betty J. Schoenbaum,
                                                 President


                                       Schoenbaum Ventures L.P.

                                          By: Schoenbaum Corporation,
                                                 General Partner


                                          By:  /s/ Betty J. Schoenbaum
                                               -----------------------
                                               Betty J. Schoenbaum,
                                                  President

                              Page 10 of 11 Pages
                            Exhibit Index on Page 9